Exhibit 10.7

Rules of the CRH plc
2013 Restricted Share Plan

Adopted by the Board on 27th March 2013

Amended 15 February 2022

Amended 13 February 2024 [plan extended to the conclusion of the 2025
AGM]

Contents

1.DEFINITIONS AND INTERPRETATION                        1
2.GRANT OF AWARDS                                3
3.PERFORMANCE CONDITIONS                            3
4.RESTRICTIONS ON TRANSFER AND BANKRUPTCY                3
5.DIVIDEND EQUIVALENTS                            3
6.[Deleted]                                    4
7.REDUCTION FOR MALUS                            4
8.VESTING AND EXERCISE                            4
9.TAXATION AND REGULATORY ISSUES                    5
10.CASH EQUIVALENT                                5
11.CESSATION OF EMPLOYMENT                        6
12.CORPORATE EVENTS                                7
13.ADJUSTMENTS                                8
14.AMENDMENTS                                    9
15.LEGAL ENTITLEMENT                                9
16.GENERAL                                    10

SCHEDULE 1 CASH AWARDS
SCHEDULE 2 US PARTICIPANTS

V1/0

THE CRH PLC 2013 RESTRICTED SHARE PLAN

1.DEFINITIONS AND INTERPRETATION

1.1In this Plan, unless otherwise stated, the words and expressions below have the following meanings:

“Award”	a Conditional Award or a Nil-Cost Option;
“Board”	the board of the Company or any duly authorised committee of the board;
“Company”	CRH plc registered in Ireland under No. 12965;
“Conditional Award”	A conditional award of Shares in accordance with the rules of the Plan;
“Control”	the meaning given by section 432 of Part 13, Chapter 1
“Dealing Restrictions”	restrictions imposed by the Company’s share dealing code, the Listing Rules or any applicable laws or regulations which impose restrictions on share dealing;
“Eligible Employee”	an employee (excluding an executive director) of the Company or any of its Subsidiaries;
“Exercise Period”	the period during which a Nil-Cost Option may be exercised;
“Grant Date”	the date on which an Award is granted;
“Grant Period”
the period of 42 days commencing on:
(i)the day on which the Plan is adopted by the Board;
(ii)the dealing day after the day on which the Company makes an announcement of its results for any period; or
(iii)any day on which the Board resolves that exceptional circumstances exist which justify the grant of Awards;
unless the Company is restricted from granting Awards under the Plan during the periods specified above as a result of any Dealing Restrictions, in which case the relevant Grant Period will be 42 days commencing on the dealing day after such Dealing Restrictions are lifted;

“Group Member	the Company, or any Subsidiary of the Company, any company which is (within the meaning of section 155 of the Companies Act 1963) the Company’s holding company or a Subsidiary of the Company’s holding company;
“Internal Reorganisation	where immediately after a change of Control of the Company, all or substantially all of the issued share capital of the acquiring company is owned directly or indirectly by the persons who were shareholders in the Company immediately before the change of Control;

“Listing Rules”	the United Kingdom Listing Authority’s listing rules, as amended from time to time;
“Nil-Cost Option”	a right to acquire Shares in accordance with the terms of the Plan during an Exercise Period;
“Normal Vesting Date”
the date on which an Award will normally Vest, which:
(i)in respect of an Award which is subject to a Performance Condition, will be the date on which the Board determines that any Performance Condition has been satisfied in accordance with rule 8.1 (or such later date determined by the Board); and
(ii)in respect of an Award which is not subject to a Performance Condition, the third anniversary of the Grant Date (or such other date determined by the Board);

“Participant”	any person who holds an Award or following his death, his personal representatives;
“Performance Period”	the period by reference to which an Award which is subject to the satisfaction of a Performance Condition will Vest which, unless the Board determines otherwise, will be at least three years;
“Performance Condition”	a condition or conditions imposed under rule 3 which relates to performance and upon which the Vesting of an Award which is subject to the satisfaction of a Performance Condition is dependent;
“Personal Data”	The meaning given in the Data Protection Acts 1988 and 2003 or any equivalent legislation in other jurisdictions;
“Plan”	the CRH plc 2013 Restricted Share Plan in its present form or as from time to time amended;
“Share”	a fully paid ordinary share in the capital of the Company;
“Subsidiary”	the meaning given by section 155 of the Companies Act 1963;
“TCA” “Tax Liability”	the Taxes Consolidation Act 1997;

any tax or social security contributions liability in connection with an Award for which the Participant is liable and for which any Group Member or former Group Member is obliged to account to any relevant authority;

“Trustee”	the trustee or trustees for the time being of any employee benefit trust, the beneficiaries of which include Eligible Employees;
“Vest”
(i)in relation to a Conditional Award, the point at which a Participant becomes entitled to receive the Shares; and
(ii)in relation to a Nil-Cost Option, the point at which it becomes capable of exercise, and “Vesting” and “Vested” will be construed accordingly.

1.2References in the Plan to:
1.2.1any statutory provisions are to those provisions as amended or re-enacted from time to time;
1.2.2the singular include the plural and vice versa; and
1.2.3the masculine include the feminine and vice versa.

1.3Headings do not form part of the Plan.

2.GRANT OF AWARDS

2.1Subject to Rules 2.2, during a Grant Period, the Board may grant an Award to an Eligible Employee in its absolute discretion subject to the rules of the Plan and upon such other additional terms as the Board may determine.

2.2The grant of an Award will be subject to obtaining any approval or consent required by any relevant authority, any Dealing Restrictions and any other applicable laws or regulations in any jurisdiction.

2.3Awards will be granted in such manner as determined by the Board and as soon as practicable after the Grant Date, Participants must be notified of the terms of their Award, including any Performance Condition.

2.4No Award may be granted under the Plan after the conclusion of the 2025 AGM.

3.PERFORMANCE CONDITIONS

3.1Unless the Board determines otherwise, the Vesting of Awards will not be subject to the satisfaction of a Performance Condition. Subject to rules 11 and 12, any Performance Condition will be measured over the Performance Period.

3.2The Board may amend or substitute a Performance Condition if one or more events occur which cause the Board to consider that a substituted or amended Performance Condition would be more appropriate and would not be materially less difficult to satisfy.

4.RESTRICTIONS ON TRANSFER AND BANKRUPTCY

4.1An Award must not be transferred, assigned, charged or otherwise disposed of in any way (except in the event of the Participant’s death, to his personal representatives) and will lapse immediately on any attempt to do so.

4.2An Award will lapse immediately if the Participant is declared bankrupt or enters into a compromise with his creditors generally.

5.DIVIDEND EQUIVALENTS

5.1A Participant will not be entitled to any dividends (or other distributions made) and will have no right to vote in respect of the Shares subject to his Award before Vesting.

5.2The Board may:
5.2.1grant an Award on the basis that the number of Shares to which the Award relates will be increased by deeming some or all dividends (excluding special dividends, unless the Board determines otherwise) paid on Shares in respect of which the Award Vests from the Grant Date until the date of Vesting (or in the case of a Nil-Cost Option until the date on which such
5.2.2option is exercised if the Board so determines) to have been reinvested in the purchase of additional Shares on such terms (including the deemed purchase price(s) and whether the dividend tax credit is included or excluded) as the Board will determine; or
5.3determine at any time that a Participant will be entitled to a benefit calculated by reference to the value of some or all of the dividends (excluding special dividends, unless the Board determines otherwise) that would have been paid on Shares in respect of which the Award Vests from the Grant Date until the date of Vesting (or in the case of a Nil Cost Option, until the date on which such option is exercised if the Board so determines) and the Board will determine if the benefit will be delivered in the form of cash or Shares.

6.[PROVISION DELETED FEBRUARY 2022]

[Provision deleted ]

7.REDUCTION FOR MALUS

7.1Notwithstanding any other rule of the Plan, the Board may, in its absolute discretion, determine at any time prior to the Vesting of an Award to:
7.1.1reduce the number of Shares to which an Award relates;
7.1.2cancel an Award; or
7.1.3impose further conditions on an Award;
in circumstances in which the Board considers such action is appropriate.

7.2Such circumstances include, but are not limited to:
7.2.1a material misstatement of the Company’s audited results;
7.2.2a material failure of risk management by the Company, any Group Member or a relevant business unit;
7.2.3a material breach of any applicable health and safety regulations by the Company, any Group Member or a relevant business unit; or
7.2.4serious reputational damage to the Company, any Group Member or a relevant business unit as a result of the Participant’s misconduct or otherwise.

7.3If the Board exercises its discretion in accordance with this rule 7, it will confirm this in writing to each affected Participant and, if necessary, the Trustee.

8.VESTING AND EXERCISE

8.1As soon as reasonably practicable after the end of the Performance Period relating to an Award which is subject to the satisfaction of a Performance Condition, the Board will determine if and to what extent the Performance Condition imposed under rule 3 has been met. To the extent that an Award does not Vest in full, the remainder will lapse immediately.

8.2Subject to Rules 9, 11 and 12, an Award will Vest;
8.2.1on the Normal Vesting Date; or
8.2.2if on the Normal Vesting Date (or on any other date on which an Award is due to Vest under rule 11 or 12) a Dealing Restriction applies to the Award, on the date on which such Dealing Restriction lifts; and
a Nil-Cost Option may then be exercised until the tenth anniversary of the Grant Date in such manner as the Board determines, after which time, it will lapse.

8.3Subject to rules 9 and 10 where a Conditional Award has Vested or a Nil-Cost Option has been exercised, the number of Shares in respect of which the Award has Vested or been exercised together with any additional Shares or cash to which a Participant becomes entitled under rule 5 will be transferred or paid (as applicable) to the Participant within 30 days and the Company may fund the purchase of Shares transferred pursuant to this rule 8.3.

8.4Notwithstanding any other provision of the rules of the Plan, no Shares may be issued or transferred from treasury to satisfy any Award.

9.TAXATION AND REGULATORY ISSUES

9.1A Participant will be responsible for and indemnifies each relevant Group Member and the Trustee against any Tax Liability relating to his Award. Any Group Member and/or the Trustee may withhold an amount equal to such Tax Liability from any amounts due to the Participant (to the extent such withholding is lawful) and/or make any other arrangements as it considers appropriate to ensure recovery of such Tax Liability including, without limitation, the sale of sufficient Shares acquired subject to the Award to realise an amount equal to the Tax Liability.

9.1The Vesting of a Conditional Award, the exercise of a Nil-Cost Option,the transfer of Shares and the sale of such Shares under this Plan will be subject to obtaining any approval or consent required by any relevant authority, any Dealing Restrictions and any other applicable laws or regulations in any jurisdiction.

10.CASH EQUIVALENT

10.1Subject to rule 10.2, at any time prior to the date on which an Award has Vested or, in the case of a Nil-Cost Option, has been exercised, the Board may determine that in substitution for his right to acquire some or all of the Shares to which his Award relates, the Participant will instead receive a cash sum. The cash sum will be equal to the market value (as determined by the Board) of that number of the Shares which would otherwise have been transferred and for these purposes:
10.1.1in the case of a Conditional Award, market value will be determined on the date of Vesting;
10.1.2in the case of a Nil-Cost Option, market value will be determined on the date of exercise; and
10.1.3in either case, the cash sum will be paid to the Participant as soon as practicable after the Vesting of the Conditional Award or the exercise of the Nil-Cost Option, net of any deductions (including but not limited to any Tax Liability or similar liabilities) as may be required by law.

10.2The Board may determine that this rule 10 will not apply to an Award or any part of it.

11.CESSATION OF EMPLOYMENT

11.1If a Participant ceases to hold office or employment with a Group Member other than in accordance with rules 11.2 or 11.3, his Award (whether or not Vested) will lapse at that time.

11.2If a Participant dies:
11.2.1unless the Board determines otherwise, an Award which has not Vested at the date of his death will Vest as soon as practicable thereafter in accordance with rule 11.2.2;
11.2.2the number of Shares in respect of which an Award Vests pursuant to rule 11.2.1 will be determined by the Board in its absolute discretion, taking into account the extent to which any Performance Condition imposed under rule 3 has been satisfied at the date of death and, if the Board so determines, the period of time that had elapsed from the Grant Date to the date of death. To the extent that an Award does not Vest in full, the remainder will lapse immediately; and
11.2.3a Nil-Cost Option may then be exercised during the period of 12 months from the date of death (or such other period as the Board may determine), after which time it will lapse.

11.3If a Participant ceases to hold office or employment with a Group Member as a result of:
11.3.1ill-health, injury or disability evidenced to the satisfaction of the Board;
11.3.2the Participant’s employing company ceasing to be a Group Member or the transfer of an undertaking or part of an undertaking (in which the Participant is employed) to a person who is not a Group Member; or
11.3.3any other reason at the Board’s absolute discretion, except where a Participant is dismissed lawfully without notice, unless the Board determines that an Award will Vest in accordance with rule 11.4, an Award which has not yet Vested as at the date of cessation will continue and Vest in accordance with rule 11.5 on the Normal Vesting Date.

11.4If the Board determines that an Award which has not Vested at the date of cessation will Vest in accordance with this rule 11.4, it will Vest as soon as practicable following the date of cessation, in accordance with rule 11.5.

11.5The number of Shares in respect of which the Award Vests pursuant to rule 11.3 or 11.4 will be determined by the Board in its absolute discretion, taking into account:
11.5.1the extent to which any Performance Condition has been satisfied on the Normal Vesting Date (if rule 11.3 applies) or at the date of cessation of office or employment (if rule 11.4 applies); and
11.5.2unless the Board determines otherwise, the period of time that has elapsed from the Grant Date to the date of cessation of office or employment, and to the extent that an Award does not Vest in full, the remainder will lapse immediately. A Nil Cost Option may be exercised for a period of six months (or such other period as the Board may determine) from the date of Vesting and then will lapse immediately.

11.6If a Participant ceases to hold office or employment with a Group Member as a result of a reason referred to in rules 11.3.1 to 11.3.3 a Nil-Cost Option which has Vested prior to the date of cessation may be exercised during the period of six months from the date of cessation (or such other period as the Board may determine), after which time it will lapse.

11.7For the purposes of the Plan, no person will be treated as ceasing to hold office or employment with a Group Member until that person no longer holds:
11.7.1an office or employment with any Group Member; or
11.7.2a right to return to work.

12.CORPORATE EVENTS

12.1Where any of the events described in rule 12.3 occur, then subject to rules 12.7 and 12.8, all Awards which have not yet Vested will Vest in accordance with rule 12.2 at the time of such event unless they Vest earlier in accordance with rule 12.4. Vested Nil-Cost Options will be exercisable for one month from the date of the relevant event, after which all Nil-Cost Options will lapse.

12.2The number of Shares in respect of which the Award vests pursuant to rule 12.1 will be determined by the Remuneration Committee in its absolute discretion, taking into account the extent to which any Performance Condition has been satisfied and, unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event. To the extent that an Award does not Vest, or is not exchanged in accordance with rules 12.7 and 12.8, it will lapse immediately.

12.3The events referred to in rule 12.1 are:
12.3.1General offer
If any person (either alone or together with any person acting in concert with him);
i)obtains Control of the Company as a result of making a general offer to acquire Shares; or
ii)already having Control of the Company, makes an offer to acquire all of the Shares other than those which are already owned by him and such offer becomes wholly unconditional.
12.3.2Scheme of arrangement
A compromise or arrangement in accordance with section 201 of the Companies Act 1963 for the purposes of a change of Control of the Company is sanctioned by the Court.

12.4Loss of corporation tax deduction
If the Board determines that there would be a loss of corporation tax deduction under Part 12 of the Corporation Tax Act 2009 (or any similar legislation or rules in a jurisdiction outside the United Kingdom) if Awards were to Vest on or after an event described in rule 12.3, then the Board may resolve that Awards will Vest on an earlier date.

12.5Winding-up
On the passing of a resolution for the voluntary winding-up or the making of an order for the compulsory winding up of the Company, the Board will determine:
12.5.1whether and to what extent Awards which have not yet Vested will Vest, taking into account the extent to which any Performance Condition has been satisfied at the date of the relevant event and, unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event; and

12.5.2the period of time during which any Vested Nil-Cost Option may be exercised, after which time it will lapse.
To the extent that an Award does not Vest it will lapse immediately.

12.6Other events
If the Company is or may be affected by a merger with another company, demerger, delisting, special dividend or other event which, in the opinion of the Board, may affect the current or future value of Shares:
12.6.1the Board may determine that an Award will Vest conditional on the event occurring;
12.6.2if the event does not occur then the conditional Vesting will not be effective and the Award will continue to subsist;
12.6.3if an Award Vests under this rule 12.6, it will Vest taking into account the extent to which any Performance Condition has been satisfied at the date of the relevant event and, unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event; and
12.6.4to the extent that an Award does not Vest, it will lapse immediately.
The Board will then also determine the period during which any Vested Nil-Cost Option may be exercised, after which time it will lapse.

12.7Exchange
An Award will not Vest under rule 12.1 but will be exchanged on the terms set out in rule 12.8 to the extent that:
12.7.1an offer to exchange the Award (the “Existing Award”) is made and accepted by a Participant;
12.7.2there is an Internal Reorganisation; or
12.7.3the Board decides (before the event) that an Existing Award will be exchanged automatically.

12.8Exchange terms
If this rule 13.8 applies, the Existing Award will not Vest but will be exchanged in consideration of the grant of a new award which, in the opinion of the Board, is equivalent to the Existing Award, but relates to shares in a different company (whether the acquiring company or a different company).

12.9Meaning of Board
Any reference to the Board in this rule 12 means the members of the Board immediately prior to the relevant event.

13.ADJUSTMENTS

13.1The number of Shares subject to an Award may be adjusted in such manner as the Board determines, in the event of:
13.1.1any variation of the share capital of the Company; or
13.1.2a merger with another company, demerger, delisting, special dividend, rights issue or other event which may, in the opinion of the Board, affect the current or future value of Shares.

13.2The Board may also adjust any Performance Condition in accordance with rule 3.2.

14.AMENDMENTS

14.1Except as described in this rule 14, the Board may at any time amend the rules of the Plan.

14.2No amendment to the material disadvantage of existing rights of Participants (except in respect of the Performance Condition) will be made under rule 14.1 unless:
14.2.1every Participant who may be affected by such amendment has been invited to indicate whether or not he approves the amendment; and
14.2.2the amendment is approved by a majority of those Participants who have so indicated.

15.LEGAL ENTITLEMENT

15.1This rule 15.1 applies during a Participant’s employment with any Group Member and after the termination of such employment, whether or not the termination is lawful. Participation in the Plan is permitted only on the basis that the Eligible Employee accepts all the provisions of these rules, including in particular this rule 15.

15.2Nothing in the Plan or its operation forms part of the terms of employment of a Participant and the rights and obligations arising from a Participant’s employment with any Group Member are separate from, and are not affected by, his participation in the Plan.

15.3Awards will not (except as may be required by taxation law) form part of the emoluments of any Participant or count as wages or remuneration for pension or other purposes.

15.4Nothing in the Plan or its operation will confer on any person any right to continue in employment and neither will it affect the right of any Group Member to terminate the employment of any person without liability at any time (with or without cause) or impose upon the Board or any other person any duty or liability whatsoever in connection with:
15.4.1the lapsing of any Award pursuant to the Plan;
15.4.2the failure or refusal to exercise any discretion under the Plan; or
15.4.3a Participant ceasing to hold office or employment for any reason whatsoever.

15.5The grant of any Award to a Participant does not create any right for that Participant to be granted any further Awards or to be granted Awards on any particular terms, including the number of Shares to which Awards relate.

15.6By Participating in the Plan, a Participant waives all rights to compensation for any loss in relation to the Plan, including:
15.6.1any loss of office or employment;
15.6.2any loss or reduction of any rights, benefits or expectations in relation to the Plan in any circumstances or for any reason, including lawful or unlawful termination of the Participant’s employment;

15.6.3any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision;
15.6.4the operation, suspension, termination or amendment of the Plan.

15.7Each of the provisions of each rule of the Plan is entirely separate and independent from each of the other provisions of each rule. If any provision is found to be invalid then it will be deemed never to have been part of the rules of the Plan and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions of the rules of the Plan.

16.GENERAL

16.1The Plan will terminate upon the date stated in rule 2.3, or at any earlier time by the passing of a resolution by the Board. Termination of the Plan will be without prejudice to the existing rights of Participants.

16.2By participating in the Plan, a Participant consents to the collection, holding and processing of his personal data by the any Group Member or any third party for all purposes relating to the operation of the Plan, including but not limited to, the administration and maintenance of Participant records, providing information to future purchasers of the Company or any business in which the Participant works and to the transfer of information about the Participant to a country or territory outside the European Economic Area or elsewhere.

16.3The Plan will be administered by the Board. The Board will have full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt regulations for administering the Plan. Decisions of the Board will be final and binding on all parties.

16.4A Participant will provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purposes of complying with its obligations under Sections 897 and 897B of the TCA 1997.

16.5Any notice or other communication in connection with the Plan may be delivered personally or sent by electronic means or post, in the case of a company to their registered office (for the attention of the company secretary), and in the case of an individual to his last known address, or, where he is an employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his employment. Where a notice or other communication is given by post, it will be deemed to have been received 72 hours after it was put into the post properly addressed and stamped, and if by electronic means, when the sender receives electronic confirmation of delivery or if not available, 24 hours after sending the notice.

16.6The rules of the Plan are governed by Irish law. The Irish courts will have jurisdiction to settle any dispute in relation to the Plan. The jurisdiction agreement contained in this rule is made for the benefit of the Company only, which accordingly retains the right (i) to bring proceedings in any other court of competent jurisdiction; or (ii) to require any dispute to be settled in accordance with rule 16.7. By accepting the grant of an Award, a Participant is deemed to have agreed to submit to such jurisdiction.

16.7All disputes in relation to the Plan may be referred by the Company to arbitration pursuant to the provisions of the Arbitration Act 2010 and any Participant so affected will submit to such arbitration.

SCHEDULE 1 – CASH AWARDS

The rules of the CRH 2013 plc Restricted Share Plan will apply to a right to receive a cash sum granted under this Schedule as if it was either a Conditional Award (a “Cash Conditional Award”) or a Nil-Cost Option (a “Cash Option”), except as set out in this Schedule. Where there is any conflict between the rules of the Plan and this Schedule, the terms of this Schedule will prevail.
1.Each Cash Conditional Award or Cash Option will relate to a certain number of notional Shares.
2.On the Vesting of a Cash Conditional Award or the exercise of a Cash Option the Participant will be entitled to receive a cash sum, calculated by reference to the value of the number of notional Shares to which the Cash Conditional Award or the Cash Option relates, on the following basis:
2.1in the case of a Cash Conditional Award the cash sum will be equal to the market value (as determined by the Board) of the notional Shares to which the Cash Conditional Award relates on the date of Vesting; and
2.2in the case of a Cash Option the cash sum will be equal to the market value (as determined by the Board) of the notional Shares to which the Cash Option relates on the date of exercise.
3.The cash sum payable under paragraph 2 above will be paid to the Participant as soon as practicable after the Vesting of the Cash Conditional Award or the exercise of the Cash Option, net of any deductions (including, but not limited to, any Tax Liability or similar liabilities) as may be required by law.
For the avoidance of doubt, a Cash Conditional Award or Cash Option will not confer any right on the holder to receive Shares or any interest in Shares.

SCHEDULE 2 - US PARTICIPANTS

The rules of the CRH plc 2013 Restricted Share Plan will apply to Conditional Awards held by US Participants, except as set out in this Schedule 2, which is intended to fit within the short-term deferral exemption under section 409A of the US Internal Revenue Code of 1986, as amended from time to time. Where there is any conflict between the rules of the Plan and this Schedule 2, the terms of this Schedule 2 will prevail.

1.DEFINITIONS

1.1Except as provided in this Schedule 2, words and phrases in this Schedule 2 will have the same meaning as in the rules of the Plan.

1.2The following definitions will be amended for the purposes of this Schedule 2:

“Award” a Conditional Award;

“Participant” a US Participant (see below) as appropriate;

1.3The following definitions will be added for the purposes of this Schedule 2:

“US Participant” an Eligible Employee to whom an Award has been made and who is subject to a US Tax Liability on his Award;

“US Tax Liability” any US tax or social security contributions liability in connection with an
Award for which the US Participant is liable and for which any Group Member or former Group Member is obliged to account to any relevant authority;

1.4The following definitions will be deleted for the purposes of this Schedule 2: “Exercise Period” and “Nil-Cost Option”.

2.GRANT OF AWARDS

2.1The following new rule 2.5 will be added to rule 2:

“If a Participant who holds an unvested Nil-Cost Option subsequently becomes a US Participant, his Award will be converted without any further action on the part of the Participant or the Company into a Conditional Award.”

3.DIVIDEND EQUIVALENTS

3.1The following wording in rule 5.2.1 and rule 5.2.2 will be deleted: “(or in the case of a Nil-Cost Option until the date on which such option is exercised if the Board so determines)”.

4.VESTING AND EXERCISE

4.1The following wording in rule 8.2 will be deleted: “and a Nil-Cost Option may then be exercised until the tenth anniversary of the Grant Date in such manner as the Board determines, after which time, it will lapse”.

4.2The following wording in rule 8.3 will be deleted: ”within 30 days” and be replaced with “no later than 31 December of the year in which Vesting occurs”.

5.TAXATION AND REGULATORY ISSUES

5.1The following wording in rule 9.2 will be deleted: “the exercise of a Nil-Cost Option”.

6.CASH EQUIVALENT

6.1The following wording in rule 10.1 will be deleted: “or, in the case of a Nil-Cost Option, has been exercised”.

6.2The following wording will be added to rule 10.1.1: “and”.

6.3Rule 10.1.2 will be deleted.

6.4The following wording in rule 10.1.3 will be deleted: ”in either case” and “(or the exercise of a Nil-Cost Option)”.

7.CESSATION OF EMPLOYMENT

7.1Rule 11.2.3 will be deleted.

7.2The following wording in rule 11.5 will be deleted: “A Nil-Cost Option may be exercised for a period of six months (or such other period as the Board may determine) from the date of Vesting and then will lapse immediately.”

7.3Rule 11.6 will be deleted.

8.CORPORATE EVENTS

8.1The following wording in rule 12.1 will be deleted: “Vested Nil Cost Options will be exercisable for one month from the date of the relevant event, after which all Nil-Cost Options will lapse”.

8.2Rule 12.5.2 will be deleted.

8.3The following wording in rule 12.6 will be deleted: “The Board will then also determine the period during which any Vested Nil-Cost Option may be exercised, after which time it will lapse”.

9.AMENDMENTS

9.1The following rule 14.3 will be added to rule 14: “Notwithstanding the provisions of this rule 14, any such amendment will only be effective to the extent that it complies with s.409A of the US Internal Revenue Code of 1986 as amended from time to time”.

10.SCHEDULE 1 – CASH AWARDS

10.1The following wording in Schedule 1 will be deleted: “either” and “or a Nil-Cost Option (a “Cash Option”),”

10.2The following wording in paragraph 1 will be deleted: “or Cash Option”.

10.3The following wording in paragraph 2 will be deleted: “or the exercise of a Cash Option” and “or the Cash Option”.

10.4The following word in paragraph 2.1 will be deleted: “and”.

10.5Paragraph 2.2 will be deleted.

10.6The following wording in paragraph 3 will be deleted “as soon as practicable after the date of Vesting of the Cash Conditional Award” and be replaced with “no later than 31 December of the year in which Vesting of the Cash Conditional Award occurs”.

10.7The following wording in paragraph 3 will be deleted: “or the exercise of the Cash Option”.

10.8The following wording in Schedule 1 shall be deleted: “or Cash Option”.